Exhibit 99.1
FIRST CONSULTING GROUP PREVAILS AT COURT HEARING
Special Meeting of Stockholders To Proceed As Scheduled on January 10, 2008
Long Beach, Calif. — January 8, 2008 — First Consulting Group, Inc. (NASDAQ: FCGI) today announced that the Superior Court for the State of California, County of Los Angeles has denied a motion for preliminary injunction seeking to enjoin FCG’s special meeting of stockholders to vote on its proposed merger with Computer Sciences Corporation (NYSE: CSC). The motion and ruling were made as part of the class action lawsuit In Re First Consulting Group, Inc. Shareholder Litigation, which was consolidated from two previously announced lawsuits titled Teitelbaum v. First Consulting Group, Inc., et al., and Discovery Partners v. Aprahamian, et al.
As a result of the ruling, FCG’s special meeting will proceed as scheduled on January 10, 2008 at 10:00 a.m., Pacific time, at the Hilton Long Beach and Executive Meeting Center, 701 West Ocean Boulevard, Long Beach, California.
About FCG
FCG is a leading provider of outsourcing, consulting, systems implementation and integration services and proprietary software products for healthcare, pharmaceutical, and other life sciences organizations throughout North America, Europe and Asia. Through combinations of onsite, offsite and offshore outsourced services, FCG provides low-cost, high-quality offerings to improve its clients’ performance. The firm’s consulting and integration services and proprietary software products increase clients’ operations effectiveness with and through information technology, resulting in reduced costs, improved customer service, enhanced quality of patient care, and more rapid introduction of new pharmaceutical compounds. For more information about FCG, visit www.fcg.com or call 800-345-0957.
Forward-Looking Statements
This release contains forward-looking statements, including those regarding the expected merger with CSC. These forward-looking statements involve known and unknown risks which may cause actual results and performance to be materially different from the future results and performance stated or implied by the forward-looking statements. Some of the risks that should be considered include whether the merger with CSC will be consummated and other factors referenced in FCG’s most recent Forms 10-K, 10-Q and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by FCG or any other person that FCG’s objectives or plans will be achieved. FCG undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Proxy Solicitation Disclosure
A special meeting of FCG stockholders will be held on January 10, 2008 to obtain stockholder approval of the proposed merger with CSC. FCG has filed with the Securities and Exchange Commission and distributed to its stockholders a definitive proxy statement and other relevant documents in connection with the special stockholder meeting for the proposed merger. FCG stockholders are urged to read the definitive proxy statement and other relevant materials because they contain important information about FCG, CSC and the proposed transaction. Investors may obtain a free copy of these materials and other documents filed by FCG with the Securities and Exchange Commission at the SEC’s website at www.sec.gov, at FCG’s website at www.fcg.com or by sending a written request to FCG at First Consulting Group, Inc., 111 West Ocean Boulevard, 4th Floor, Long Beach, California 90802, Attention: Corporate Secretary.
FCG and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of FCG’s stockholders in connection with the proposed transaction will be set forth in FCG’s proxy statement for its special meeting. Additional information regarding these individuals and any interest they have in the proposed transaction will be set forth in the definitive proxy statement when it is filed with the SEC.